Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THIS NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

UNSECURED PROMISSORY NOTE

$1,275,000.00	March 8, 2021

FOR VALUE RECEIVED, Kafkaford Holdings Inc., a California corporation, dba Certain Supply (the “Company”), promises to pay David Aquino (the “Holder”), or his registered assigns, the principal sum of One Million, Two Hundred Thousand Seventy-Five Dollars ($1,275,000.00), together with simple interest from the date of this unsecured promissory note (the “Note”) on the unpaid principal balance at a rate equal to three percent (3%) per annum. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with the unpaid and accrued interest payable hereunder, shall be due and payable upon the earlier of: (i) March 8,2024 (the “Maturity Date”) , or (ii) when such amounts are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note when due;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(d) Representations and Warranties; Covenants. (i) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or (ii) the Company shall be in breach of any material covenant set forth in this Note.

2. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding principal and accrued, unpaid interest due hereunder (the “Obligations”) payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3. Prepayment. This Note may be prepaid in whole or in part by the Company at any time without the consent of the Holder.

4. Successors and Assigns. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5. Waiver and Amendment. This Note or any provision hereof may be amended, waived or modified only with the written consent of the Company and the Holder.

6. Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. Notwithstanding the prior sentence, the Holder may, without the consent of the Company or delivering a legal opinion, assign this Note to a parent, subsidiary, partner, member or other affiliate of the Holder. The Company may issue stop transfer instructions to its transfer agent in connection with transfer restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the Holder as the owner and registered holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. This Note may not be transferred unless the transferee executes an acknowledgement that such transferee is subject to all the terms and conditions of this Note.

7. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to the Holder, at the information set forth on the signature page hereto, or at such other address, facsimile number or email address as the Holder shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, facsimile number or email address set forth on the signature page to this Note, or at such other address, facsimile number or email address as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation) or email, (iv) one (1) business day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

8. Payment. Payment shall be made in lawful tender of the United States by wire transfer to a bank account specified by Holder, or such other account as the Holder shall have furnished the Company in writing.

9. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

10. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction.

11. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

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IN WITNESS WHEREOF, the Company has caused this Unsecured Promissory Note to be issued as of the date first set forth above.

Kafkaford Holdings Inc.

By: _______________________________

Name: David Aquino
Title: Chief Executive Officer

Address:

Email:

Agreed and Accepted:

______________________________________

David Aquino

Address:

Email: